  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2020

NOBLE ROMAN’S, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0-11104	35-1281154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6612 E. 75th Street, Suite 450 Indianapolis, Indiana	46250
(Address of principal executive offices)	(Zip Code)

  (317) 634-3377
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Entry into a Material Definitive Agreement.

In accordance with the Securities and Exchange Commission (the “SEC”) Order Under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules Thereunder, SEC Release No. 34-88318, dated March 4, 2020 (the “Order”), Noble Roman’s, Inc. (the “Company,” “we” or “us”) hereby states the following:

●
The Company is relying on the relief provided by the Order in connection with the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”).
●
In addition to its franchising and licensing operations, the Company operates certain restaurants in the State of Indiana. The Company is also headquartered in Indiana and has a significant portion of its operations in that state. On March 16, 2020, the Governor of Indiana ordered that all restaurants and bars in the state be closed for inside dining in order to mitigate the spread of the novel coronavirus (COVID-19). The Company’s response to COVID-19, including addressing the resulting human resource aspects and the planning for and execution of a transition to delivery- and take-out-only, has consumed, and will continue to consume, a substantial portion of its time. Accordingly, our executives and staff have been unable to complete the Annual Report in accordance with the Company’s standard process.
●
The Company currently expects to file the Annual Report on or before April 20, 2020, but in any event no later than 45 days after the original due date for the Annual Report.
●
The Company hereby updates the risk factors contained in its filings from time to time with the SEC to include the following risk factor related to the impact of COVID-19 on its business:

The current coronavirus (COVID-19) outbreak, is disrupting the Company’s business, and will have a material adverse effect on the Company’s business and results of operations.

The current COVID-19 outbreak, including the governmental response to it, is having a significant adverse impact on our business, including reduced customer traffic and staffing challenges and could lead to supply difficulties. All of our company-owned Craft Pizza & Pub restaurants are located in the State of Indiana, and are currently subject to an order of the Governor of Indiana closing all restaurants and bars to inside dining. The Company has been addressing this by (among other things) promoting the Company’s Pizza Valet service, for carry-out, in order to replace a significant amount of the lost revenue from the dining room, but those efforts may not be successful. Several other states and municipalities in the U.S. and abroad have also temporarily suspended the operation of dine-in restaurants in light of COVID-19, which could affect our franchised operations. Moreover, host facilities for our non-traditional franchises may be adversely impacted by these developments. Additionally, viruses may be transmitted through human contact, and the risk and perceived risk of contracting viruses could cause potential customers to avoid gathering in public places (including restaurants and non-traditional venues), which could further have adverse effects on our non-traditional business or the franchisee’s ability to adequately staff the locations. If any of our employees were suspected of having been exposed to COVID-19 or other similar illnesses, we could be required to quarantine some or all such employees or close and disinfect our facilities. Depending on the duration of the COVID-19 pandemic, our ability to execute our growth plans could be adversely affected. These risks and any additional risks associated with COVID-19 or a similar outbreak may materially adversely affect our business or results of operations, and may impact our liquidity or financial condition, which was recently improved with the financing completed in February 2020, particularly if these risks persist for a significant amount of time.

Forward-Looking Statements

The statements contained in this Current Report on Form 8-K concerning the Company’s future revenues, profitability, financial resources, market demand and product development are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the Company that are based on the beliefs of the management of the Company, as well as assumptions and estimates made by and information currently available to the Company’s management. The Company’s actual results in the future may differ materially from those indicated by the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment, including, but not limited to the spread of COVID-19 and governmental and consumer response thereto, competitive factors and pricing pressures, non-renewal of franchise agreements, shifts in market demand, the success of new franchise programs, including the new Noble Roman’s Craft Pizza & Pub format, the Company’s ability to successfully operate an increased number of Company-owned restaurants, general economic conditions, changes in demand for the Company’s products or franchises, the Company’s ability to service and refinance its loans, the impact of franchise regulation, the success or failure of individual franchisees and changes in prices or supplies of food ingredients and labor and, as well as the factors discussed under “Risk Factors” in the Company’s most recent Annual Report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2020

NOBLE ROMAN’S, INC.

By:	/s/ Paul W. Mobley
Paul W. Mobley
Executive Chairman and Chief Financial Officer